UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2023

Acurx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40536	82-3733567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Liberty Avenue, Staten Island, NY 10305

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 533-1469

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACXP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On October 2, 2023, Acurx Pharmaceuticals, Inc. (the “Company”) discontinued the Phase 2b clinical trial of its lead antibiotic candidate, ibezapolstat, targeting the treatment of patients with Clostridioides difficile infection (“CDI”) and anticipates progressing to Phase 3 clinical trials going forward more expeditiously than originally planned.

The Company made the decision to discontinue the Phase 2b clinical trial in consultation with its medical and scientific advisors and statisticians based upon observed aggregate blinded data and other factors, including the cost to maintain clinical trial sites and slow enrollment due to COVID-19. The Company has determined that the Phase 2b clinical trial has performed as anticipated for each of ibezapolstat, its lead antibiotic candidate, and the control agent vancomycin (a standard of care to treat patients with CDI), with high rates of clinical cure observed across the trial and no emerging safety concerns reported to date.

Accordingly, the Independent Data Monitoring Committee will not be required to perform an interim analysis of this Phase 2b clinical trial as originally planned but will remain involved for the Company’s Phase 3 clinical trials. The Company intends to analyze the data from the Phase 2b clinical trial promptly and report topline efficacy results. Ibezapolstat has designations for both FDA Qualified Infectious Disease Product and FDA Fast-Track and is the first in class of a new class of antibiotics. If approved, ibezapolstat would be the first new class of antibiotics approved in over 30 years.

Additionally, on October 2, 2023, the Company issued a press release announcing the discontinuation of the Phase 2b clinical trial. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about our future expectations, plans and prospects, including statements regarding our strategy, future operations, prospects, plans and objectives, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: whether ibezapolstat will benefit from the Qualified Infectious Disease Product designation; whether ibezapolstat will advance through the clinical trial process on a timely basis; whether the results of the clinical trials of ibezapolstat will warrant the submission of applications for marketing approval, and if so, whether ibezapolstat will receive approval from U.S. Food and Drug Administration or equivalent foreign regulatory agencies where approval is sought; whether, if ibezapolstat obtains approval, it will be successfully distributed and marketed; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in other filings that the Company has made and future filings the Company will make with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 2, 2023.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acurx Pharmaceuticals, Inc.

Date: October 2, 2023
	By:	/s/ David P. Luci
Name: David P. Luci
Title: President and Chief Executive Officer